Exhibit 10.2

RESTRICTED STOCK UNIT AGREEMENT
Pursuant to the
CONSTELLATION BRANDS, INC.
LONG-TERM STOCK INCENTIVE PLAN

Name of Participant:

Grant Date:

Number of Restricted Stock Units:

Vesting Dates:
• ________ (the “Initial Vesting Date”): 25% of the Restricted Stock Units
• 1st anniversary of the Initial Vesting Date: 25% of Restricted Stock Units
• 2nd anniversary of the Initial Vesting Date: 25% of Restricted Stock Units
• 3rd anniversary of the Initial Vesting Date (the “Final Vesting Date”): remaining balance of Restricted Stock Units

Earliest Retirement Date: (pursuant to Section 2(d))	The first November 1st that is at least six months following the Grant Date

Constellation Brands, Inc. (the “Company”) hereby awards to the designated participant (“Participant”), Restricted Stock Units under the Company’s Long-Term Stock Incentive Plan, Amended and Restated as of July 18, 2017 (the “Plan”). The principal features of this Award are set forth above, including the date of grant of the Restricted Stock Units (the “Grant Date”). This Award shall be effective on the Grant Date. The Restricted Stock Units consist of the right to receive shares of Class A Common Stock, par value $.01 per share, of the Company (“Shares”) and are subject to the provisions of the Terms and Conditions of the Agreement and the Appendix, if any, (together, the “Agreement”).

PLEASE BE SURE TO READ ALL OF THE SPECIFIC TERMS AND CONDITIONS OF THE AGREEMENT. FOR EXAMPLE, IMPORTANT ADDITIONAL INFORMATION ON VESTING AND FORFEITURE OF THE RESTRICTED STOCK UNITS COVERED BY THIS AWARD IS CONTAINED IN SECTIONS 2 THROUGH 8 OF THE TERMS AND CONDITIONS. TO THE EXTENT ANY CAPITALIZED TERMS USED IN THE TERMS AND CONDITIONS ARE NOT DEFINED HEREIN, THEY WILL HAVE THE MEANING ASCRIBED TO THEM IN THE PLAN.

BY MY ELECTRONIC ELECTION TO ACCEPT THE TERMS AND CONDITIONS OF THIS GRANT OF RESTRICTED STOCK UNITS (WHICH SERVES AS MY ELECTRONIC SIGNATURE OF THE AGREEMENT), I AGREE THAT MY PARTICIPATION IN THE PLAN IS GOVERNED BY THE PROVISIONS OF THE PLAN AND THE AGREEMENT (INCLUDING ITS TERMS AND CONDITIONS AND THE APPENDIX, IF ANY, FOR MY COUNTRY OF RESIDENCE OR EMPLOYMENT, IF DIFFERENT). IF I FAIL TO ACCEPT THE TERMS AND CONDITIONS OF THIS AWARD WITHIN NINETY (90) DAYS OF THE GRANT DATE SET FORTH ABOVE, THE COMPANY MAY DETERMINE THAT THIS AWARD HAS BEEN FORFEITED.

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TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AGREEMENT
1.Grant. The Company hereby awards to the Participant under the Plan as a separate incentive and not in lieu of any salary or other compensation for his or her services, an Award of Restricted Stock Units as of the Date of Grant specified above, subject to all of the terms and conditions in the Agreement and the Plan.

2.Vesting Schedule.

(a)Service. Except as otherwise provided under this Agreement, the Restricted Stock Units shall vest in accordance with the Vesting Dates (as set forth on the first page of this Agreement); provided, in each case, that the Participant remains in continuous employment with the Company or its Subsidiaries until such date. For Participants based outside of the United States, the Participant ceases to be employed with the Company or its Subsidiaries on the later of (i) the date that is the last day of any statutory notice of termination period applicable to the Participant pursuant to applicable employment standards legislation, and (ii) the date that is designated by the Company or any Subsidiary as the last day of the Participant’s employment with the Company or any Subsidiary, and the date that the Participant ceases to be employed by the Company or its Subsidiaries specifically does not mean the date on which any period of reasonable notice that the Company or any Subsidiary may be required at law to provide to the Participant expires.

(b)Death or Disability. If the Participant dies or incurs a RSU Disability (as defined below) while employed by the Company or its Subsidiaries prior to the Final Vesting Date, any Restricted Stock Units that have not vested prior to the date of the Participant’s death or RSU Disability shall immediately vest. “RSU Disability” means a disability as defined under Treasury regulation section 1.409A-3(i)(4)(i)(A) which generally means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(c)Retirement. Subject to the requirements of Section 8(c), if the Participant ceases to be employed by the Company and its Subsidiaries prior to the Final Vesting Date as a result of the Participant’s Retirement at any time on or after the Earliest Retirement Date (as set forth on the first page of this Agreement), any Restricted Stock Units that have not vested prior to the date of the Participant’s Retirement, shall continue to vest according to the percentages and dates (as set forth on the first page of this Agreement). For purposes of this Agreement:

(i)“Retirement” means the Participant ceases to be employed by the Company and its Subsidiaries for any reason other than Cause, death or disability (including but not limited to a RSU Disability) on or after the date the Participant attains Retirement Eligibility with respect to this Award;

(ii)“Retirement Eligibility” with respect to this Award means a Participant attaining age sixty (60) and completing five (5) Full Years of continuous employment with the Company and its Subsidiaries; and

(iii)“Full Year” means a twelve-month period beginning on the date of the Participant’s commencement of service for the Company or a Subsidiary and each anniversary thereof.

The Participant’s continuous employment with the Company and its Subsidiaries shall be determined by the Committee in its sole discretion (subject to Section 7 and other applicable requirements of Code Section 409A and the Treasury regulations and guidance issued thereunder (“Section 409A”), to the extent applicable).

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(d)Leave of Absence. Unless otherwise determined by the Committee or required under Section 409A, an authorized leave of absence pursuant to a written agreement or other leave entitling the Participant to reemployment in a comparable position by law or Rule shall not constitute a termination of employment for purposes of the Plan and shall not interrupt the Participant’s continuous employment with the Company and its Subsidiaries unless the Participant does not return at or before the end of the authorized leave or within the period for which reemployment is guaranteed by law or Rule.

(e)Change in Control. If the successor or purchaser in the Change in Control has assumed the Company’s obligations with respect to the Restricted Stock Units or provided a substitute award as contemplated by Section 22 of the Plan and, within 24 months following the occurrence of the Change in Control, the Participant’s employment is terminated without Cause or the Participant terminates employment for Good Reason, the Restricted Stock Units shall become fully vested as of the time immediately prior to such termination of employment.

3.Restrictive Covenants.

(a)The Participant agrees that (i) during the period of employment with the Company and/or its Subsidiaries (and its successors) (“Constellation” for purpose of this Section 3) and (ii) during any period of continued vesting following Retirement in accordance with Section 2(c), the Participant will not, without the written consent of the Company, seek or obtain a position with a Competitor (as defined below) in which the Participant will use or is likely to use any confidential information or trade secrets of Constellation, or in which the Participant has duties for such Competitor that involve Competitive Services (as defined below) and that are the same or similar to those services actually performed by the Participant for Constellation. The parties agree that the Participant may continue service on any boards of directors on which he is serving while employed by Constellation. If Participant’s employment is terminated by the Participant for Good Reason or by Constellation for any reason other than Cause, then the Company will not unreasonably withhold such consent provided the Company receives information and assurances, satisfactory to the Company, regarding the Participant’s new position.

(b)The Participant understands and agrees that the relationship between Constellation and each of their respective employees constitutes a valuable asset of Constellation and may not be converted to the Participant’s own use. Accordingly, the Participant hereby agrees that (i) during the period of employment with Constellation and (ii) during any period of continued vesting following Retirement in accordance with Section 2(c), the Participant shall not directly or indirectly, on his own behalf or on behalf of another person, solicit or induce any employee to terminate his or her employment relationship with Constellation or to enter into employment with another person. The foregoing shall not apply to employees who respond to solicitations of employment directed to the general public or who seek employment at their own initiative.

For the purposes of this Section 3, “Competitive Services” means the provision of goods or services that are competitive with any goods or services offered by Constellation including, but not limited to manufacturing, importing, exporting, distributing or selling wine, beer, liquor or other alcoholic beverages in the United States, Canada, New Zealand, Italy and/or Mexico. The parties acknowledge that Constellation may from time to time during the term of this Agreement change or increase the line of goods or services it provides and its geographic markets, and the Participant agrees that this provision shall be deemed to be amended from time to time to include such different or additional goods, services, and geographic markets to the definition of “Competitive Services” for purposes of this Section 3. “Competitor” means any individual or any entity or enterprise engaged, wholly or in part, in Competitive Services.

(c)The Participant agrees that, due to his position of trust and confidence, the restrictions contained in this Section 3 are reasonable, and the equity compensation conferred on him in this

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Agreement is adequate consideration, and, since the nature of Constellation’s collective business is international in scope, the geographic restriction herein is reasonable.

(d)The Participant acknowledges that a breach of this Section 3 will cause irreparable injury and damage, which cannot be reasonably or adequately compensated by money damages. Accordingly, the Participant acknowledges that the remedies of injunction and specific performance shall be available in the event of such a breach, and the Company shall be entitled to money damages, costs and attorneys’ fees, and other legal or equitable remedies, including an injunction pending trial, without the posting of bond or other security. Any period of restriction set forth in this Section 3 shall be extended for a period of time equal to the duration of any breach or violation thereof.

(e)In the event of the Participant’s breach of this Section 3, in addition to the injunctive relief described above, all unvested Restricted Stock Units held by the Participant shall immediately forfeit on the date which the Participant breaches this Section 3 unless terminated sooner by operation of another term or condition of this Agreement or the Plan, and any gain realized by the Participant from the vesting of any Restricted Stock Units, following such breach, shall be paid by the Participant to the Company.

(f)In the event that any provision of this Section 3 is held to be in any respect an unreasonable restriction, then the court so holding may modify the terms thereof, including the period of time during which it operates or the geographic area to which it applies, or effect any other change to the extent necessary to render this Section 3 enforceable, it being acknowledged by the parties that the representations and covenants set forth herein are of the essence of this Agreement. Notwithstanding anything in this Agreement to the contrary, the post-employment restrictive covenants described in this Section above will not apply to this Award to the extent required under California law.

(g)Trade Secrets and Confidential Information. The Participant agrees that unless duly authorized in writing by the Company, he will neither during his employment by Constellation nor at any time thereafter divulge or use in connection with any business activity other than that of Constellation any trade secrets or confidential information first acquired by the Participant during and by virtue of employment with Constellation. Notwithstanding the foregoing, nothing in this Agreement prohibits Participant from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Securities and Exchange Commission, or making other disclosures that are protected under the whistleblower protections of federal law or regulation.

4.Committee Discretion. The Committee, in its absolute discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time; provided that, the time or schedule of any amount to be settled pursuant to the terms of this Agreement that provides for the deferral of compensation under Section 409A, may not be accelerated except as otherwise permitted under Section 409A. If so accelerated, such Restricted Stock Units shall be considered as having vested as of the date specified by the Committee.

5.Forfeiture. Notwithstanding any default provision in the Plan to the contrary, subject to all applicable laws, if the Participant ceases to be employed by the Company or its Subsidiaries for any reason (including, but without limitation, an event that results in the entity employing the Participant to cease to be the Company or a Subsidiary) before the occurrence of a vesting event set forth in Section 2 above, any unvested Restricted Stock Units shall be forfeited to the Company.

6.Death of Participant. Any distribution or delivery to be made to the Participant under the Agreement shall, if the Participant is then deceased, be made to the Participant’s designated beneficiary, or if either no beneficiary survives the Participant or the Committee does not permit beneficiary designations, to the administrator or executor of the Participant’s estate. Any designation of a beneficiary by the Participant shall be effective only if such designation is made in a form and manner acceptable to the

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Committee. Any transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.Code Section 409A. Notwithstanding any provision of this Agreement to the contrary, in the event that any delivery of Shares to the Participant is made upon, or as a result of the Participant’s termination of employment (other than as a result of death), and the Participant is a “specified employee” (as that term is defined under Section 409A) at the time the Participant becomes entitled to delivery of such Shares, and provided further that the delivery of such Shares does not otherwise qualify for an applicable exemption from Section 409A, then no such delivery of such Shares shall be made to the Participant under this Agreement until the date that is the earlier to occur of: (i) the Participant’s death, or (ii) six (6) months and one (1) day following the Participant’s termination of employment (the “Delay Period”). For purposes of applying the provisions of Section 409A, each group of the total Restricted Stock Units granted hereunder that would normally vest on the Initial Vesting Date and each anniversary of the Initial Vesting Date thereafter under Section 2(a) shall be treated as a separate payment. For purposes of this Agreement, to the extent the Restricted Stock Units (or applicable portion thereof) are subject to the provision of Section 409A, the terms “ceases to be employed”, “termination of employment” and variations thereof, as used in this Agreement, are intended to mean a termination of employment that constitutes a “separation from service” under Section 409A.

Restricted Stock Units are generally intended to be exempt from Section 409A as short-term deferrals and, accordingly, the terms of this Agreement shall be construed to preserve such exemption. To the extent that Restricted Stock Units granted under this Agreement are subject to the requirements of Section 409A, this Agreement shall be interpreted and administered in accordance with the intent that the Participant not be subject to tax under Section 409A. Neither the Company nor any of its Subsidiaries, shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of participation in the Plan, and the Company and its Subsidiaries shall have no obligation to indemnify or otherwise protect the Participant from the obligation to pay any taxes pursuant to Section 409A, unless otherwise specified.

8.Settlement of Restricted Stock Units.

(a)Status as a Creditor. Unless and until Restricted Stock Units have vested in accordance with Section 2 above, the Participant will have no settlement right with respect to any Restricted Stock Units. Prior to settlement of any vested Restricted Stock Units, the vested Restricted Stock Units will represent an unfunded and unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. The Participant is an unsecured general creditor of the Company, and settlement of Restricted Stock Units is subject to the claims of the Company’s creditors.

(b)    Form and Timing of Settlement. Restricted Stock Units will be settled in the form of Shares upon the vesting of the Restricted Stock Units pursuant to Sections 2 and, if applicable, 7 above. Where a fractional Share would be owed to the Participant upon the vesting of Restricted Stock Units, the Company may (1) round up the Shares that are payable to the Participant to the nearest whole number, or (2) pay a cash payment equivalent in place of such fractional Share. Upon issuance, Shares will be electronically transferred to an account in the Participant’s name at the provider then administering the Plan as it relates to the Restricted Stock Units. Subject to Section 8(c), the Shares to be issued upon settlement will be issued as soon as practicable to the Participant following each Vesting Date; provided that:

(i)    such Shares will be issued no later than the date that is two and a half (2.5) months from the end of the later of (1) the Participant’s tax year that includes the Vesting Date, or (2) the Company’s tax year that includes the Vesting Date; and

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(ii)    for any Restricted Stock Units for which the Vesting Date is after the date the Participant attains Retirement Eligibility and which would constitute a “deferral of compensation” under Section 409A, Shares will be issued:

(A)on the applicable Vesting Date, as described in 2(a);

(B)within thirty (30) days following a Separation from Service within 24 months of a Change in Control which triggers accelerated vesting in accordance with Section 2(e); or

(C)in the event of a Participant’s death or RSU Disability, within thirty (30 days of the date of death or RSU Disability.

(c)    Execution of Separation Agreement and Release. The Company may require, in its sole discretion, that Shares to be delivered as a result of the Participant’s Retirement shall only be delivered if the Participant executes and delivers to the Company, a full general release, in a form acceptable to the Company, releasing all claims, known or unknown, that the Participant may have through the date of such release against the Company or its affiliates and such release becoming legally effective and not subject to revocation within thirty (30) days following the Participant’s termination of employment. To the extent applicable, if the requirements of the preceding sentence have not been met, the Participant will not be entitled to receive any Shares under any Restricted Stock Unit that would otherwise vest as a result of the Participant’s Retirement. The provisions of this Section 8(c) shall not affect the timing of the issuance of Shares provided under Section 8(b)(ii)(B).

(d)    Clawback. Notwithstanding any provision to the contrary, any “clawback” or “recoupment” policy required under applicable law or provided for under Company policy shall automatically apply to this Award.

9.Dividend Equivalents.  During the period beginning on the Date of Grant and ending on the date that Shares are issued in settlement of vested Restricted Stock Units, the Participant will accrue dividend equivalents on Restricted Stock Units equal to any cash dividend or cash distribution that would have been paid on the Restricted Stock Unit had that Restricted Stock Unit been an issued and outstanding Share of Class A Common Stock on the record date for the dividend or distribution.  Such accrued dividend equivalents (1) will vest and become payable upon the same terms and at the same time of settlement as the Restricted Stock Unit to which they relate (and will be payable with respect to any Shares that are issued or that are withheld pursuant to Section 10 in order to satisfy Participant’s Tax-Related Items), (2) will be denominated and payable solely in cash and paid in such manner as the Company deems appropriate, and (3) will not bear or accrue interest.  Dividend equivalent payments, at settlement, will be net of applicable federal, state, local and foreign income and social insurance withholding taxes as provided in Section 10. Upon the forfeiture of the Restricted Stock Units, any accrued dividend equivalents attributable to such Restricted Stock Units will also be forfeited.

10.Responsibility for Taxes & Withholding. Regardless of any action the Company or any of its Subsidiaries takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or any of its Subsidiaries. The Participant further acknowledges that the Company and/or its Subsidiaries (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect to the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the issuance of Shares upon settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of any Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any

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particular tax result. Further, if the Participant becomes subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Participant acknowledges that Company and/or its Subsidiaries may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or its Subsidiaries to satisfy all Tax-Related Items. In this regard, the Company and/or its Subsidiaries, or their respective agents, will withhold Shares to be issued upon vesting/settlement of the Restricted Stock Units, unless the Company and/or its Subsidiaries, at their discretion, permit the obligations to be satisfied with regard to all Tax-Related Items by one or a combination of the following:

(a)withholding from the Participant’s wages/salary or other cash compensation paid to the Participant by the Company and/or its Subsidiaries; or

(b)withholding from proceeds of the Shares acquired upon vesting/settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization);

however, if the Participant is a Section 16 officer of the Company under the U.S. Securities and Exchange Act of 1934, as amended, then the Company will withhold in Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (a) and (b) above.

Notwithstanding anything to the contrary in the Plan, the Participant shall not be entitled to satisfy any Tax-Related Item or withholding obligation that arise as a result of the Agreement by delivering to the Company any shares of capital stock of the Company. To avoid negative accounting treatment, the Company and/or its Subsidiaries may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates (but not in excess of the maximum amount permitted for tax withholding under applicable law). If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares attributable to the vested Restricted Stock Units, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.

The Participant shall pay to the Company and/or its Subsidiaries any amount of Tax-Related Items that the Company and/or its Subsidiaries may be required to withhold or account for as a result of the Participant’s participation in the Plan that will not for any reason be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

By accepting this grant of Restricted Stock Units, the Participant expressly consents to the methods of withholding Tax-Related Items by the Company and/or its Subsidiaries as set forth herein, including the withholding of Shares and the withholding from the Participant’s wages/salary or other amounts payable to the Participant. All other Tax-Related Items related to the Restricted Stock Units and any Shares delivered in satisfaction thereof are the Participant’s sole responsibility.

11.Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Restricted Stock Units (whether vested or unvested) unless and until such Restricted Stock Units vest and the corresponding Shares are issued. After such issuance, the Participant shall have the rights of a

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stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, if any.

12.Acknowledgments. The Participant acknowledges and agrees to the following:

(a)The Plan is discretionary in nature and the Committee may amend, suspend, or terminate it at any time.

(b)The grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of the Restricted Stock Units even if the Restricted Stock Units have been granted repeatedly in the past.

(c)All determinations with respect to such future Restricted Stock Units, if any, including but not limited to, the times when the Restricted Stock Units shall be granted or when the Restricted Stock Units shall vest, will be at the sole discretion of the Committee.

(d)The Participant’s participation in the Plan is voluntary.

(e)The future value of the Shares is unknown and cannot be predicted with certainty.

(f)No claim or entitlement to compensation or damages arises from the termination or forfeiture of the Award, termination of the Plan, or diminution in value of the Restricted Stock Units or Shares and the Participant irrevocably releases the Company and its Subsidiaries from any such claim that may arise.

(g)Neither the Plan nor the Restricted Stock Units shall be construed to create an employment relationship where any employment relationship did not otherwise already exist.

(h)Nothing in the Agreement or the Plan shall confer upon the Participant any right to continue to be employed by the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or the Subsidiary, which are hereby expressly reserved, to terminate the employment of the Participant under applicable law.

(i)The transfer of the employment of the Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of service.

(j)Nothing herein contained shall affect the Participant’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other Participant welfare plan or program of the Company or any Subsidiary.

(k)The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

(l)In addition, the following provisions apply if the Participant is providing services outside the United States:

(i)The value of the Restricted Stock Units is an extraordinary item of compensation, which is outside the scope of the Participant’s employment contract (if any), except as may otherwise be explicitly provided in the Participant’s employment contract (if any).

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(ii)The Restricted Stock Units are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service, or similar payments, or bonuses, long-service awards, pension or retirement benefits.

(iii)The Participant acknowledges and agrees that neither the Company, the Employer nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.

(iv)The Company reserves the right to impose other requirements on participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or other applicable Rule or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

13.Changes in Stock. In the event that as a result of a stock dividend, stock split, reclassification, recapitalization, combination of Shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other reorganization, the Company’s Class A Common Stock, par value $.01, shall be increased, reduced or otherwise changed, the Restricted Stock Units shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participant hereunder.

14.Address for Notices. All notices to the Company shall be in writing and sent to the Company’s General Counsel at the Company’s corporate headquarters. Notices to the Participant shall be addressed to the Participant at the address as from time to time reflected in the Company’s employment records as the Participant’s address.

15.Transferability. The Participant shall have no right to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock Units in any manner until the Shares are issued to Participant upon settlement. Following settlement and issuance of Shares, in the event the Company permits the Participant to arrange for sale of Shares through a broker or another designated agent of the Company, the Participant acknowledges and agrees that the Company may block any such sale and/or cancel any order to sell placed by the Participant, in each case if the Participant is not then permitted under the Company’s insider trading policy to engage in transactions with respect to securities of the Company. If the Committee determines that the ability of the Participant to sell or transfer Shares is restricted, then the Company may notify the Participant in accordance with Section 14 of the Agreement. The Participant may only sell such Shares in compliance with such notification by the Company.

16.Binding Agreement. Subject to the limitation on the transferability of this Award contained herein, the Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

17.Plan Governs. The Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of the Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.

18.Governing Law. The Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, United States of America, regardless of the law that might be applied under principles of conflict of laws.

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19.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of the Agreement.

20.Severability. In the event that any provision in the Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of the Agreement.

21.Modifications to the Agreement. The Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not executing the Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to the Agreement can be made only in an express written contract executed by a duly authorized officer of the Company.

22.Amendment, Suspension or Termination of the Plan. By accepting this Award, the Participant expressly warrants that he or she has received a right to an equity based award under the Plan, and has received, read, and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be modified, suspended, or terminated by the Company at any time.

23.Compliance with Laws and Regulations; General Restrictions on Delivery of Shares. The Participant understands that the vesting of the Restricted Stock Units under the Plan and the issuance, transfer, assignment, sale, or other dealings of the Shares shall be subject to compliance by the Company (or any Subsidiary) and the Participant with all applicable requirements under the laws and Rules of the country of which the Participant is a resident. Furthermore, the Participant agrees that he or she will not acquire Shares pursuant to the Plan except in compliance with the laws and Rules of the country of which the Participant is a resident.

The Company shall not be required to transfer or deliver any Shares, dividends, dividend equivalents or distributions relating to such Shares until it has been furnished with such opinions, representations or other documents as it may deem necessary or desirable, in its discretion, to ensure compliance with any law or Rules of the Securities and Exchange Commission or any other governmental authority having jurisdiction under the Plan or over the Company, the Participant, or the Shares or any interests therein. The Award of Restricted Stock Units evidenced by the Agreement is also subject to the condition that, if at any time the Committee administering the Plan shall determine, in its discretion, that the listing, registration or qualification of the Shares (or any capital stock distributed with respect thereto) upon the New York Stock Exchange (or any other securities exchange or trading market) or under any United States state or federal law or other applicable Rule, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Award of Restricted Stock Units evidenced by the Agreement or the issuance, transfer or delivery of the Shares (or the payment of any dividends, dividend equivalents or other distributions related to the Shares), the Company shall not be required to transfer or deliver any Shares, dividends, dividend equivalents or distributions relating to such Shares unless such listing, registration, qualification, consent or approval shall have been effected or obtained to the complete satisfaction of the Committee and free of any conditions not acceptable to the Committee.

24.Authorization to Release and Transfer Necessary Personal Information. The Participant hereby explicitly and unambiguously consents to the collection, use, processing, and transfer, in electronic or other form, of his or her personal data by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Subsidiaries may hold certain personal information about the Participant including, but not limited to, the Participant’s name, home address, email address, and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Restricted Stock Units and/or Shares held and the details of all Restricted Stock Units or any other entitlement to Shares awarded, cancelled, vested,

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unvested or outstanding for the purpose of implementing, administering and managing the Participant’s participation in the Plan (the “Data”). The Participant understands that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that any recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of Restricted Stock Units under the Plan or with whom Shares acquired pursuant to the vesting of the Restricted Stock Units or cash from the sale of such Shares may be deposited. Furthermore, the Participant acknowledges and understands that the transfer of the Data to the Company or its Subsidiaries or to any third parties is necessary for his or her participation in the Plan. The Participant understands that the Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting his or her local human resources representative in writing. The Participant further acknowledges that withdrawal of consent may affect his or her ability to vest in or realize benefits from the Restricted Stock Units, and his or her ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

Finally, upon request of the Company or the Employer, the Participant agrees to provide an executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) to the Company and/or the Employer that the Company and/or the Employer may deem necessary to obtain from the Participant for the purpose of administering the Participant’s participation in the Plan in compliance with the data privacy laws in the Participant’s country, either now or in the future. The Participant understands and agrees that the Participant will not be able to participate in the Plan if the Participant fails to provide any such consent or agreement requested by the Company and/or Employer.

25.Electronic Delivery and Execution. The Participant hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, plan documents, prospectus and prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other Award made or offered under the Plan. The Participant understands that, unless revoked by the Participant by giving written notice to the Company pursuant to the Plan, this consent will be effective for the duration of the Agreement. The Participant also understands that he or she will have the right at any time to request that the Company deliver written copies of any and all materials referred to above. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agree that his or her electronic signature is the same as, and will have the same force and effect as, his or her manual signature. The Participant consents and agrees that any such procedures and delivery may be affected by a third party engaged by the Company to provide administrative services related to the Plan.

26.English Language. The Participant acknowledges and agrees that it is the Participant’s express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Plan be drawn up in English. If the Participant receives this Agreement, the Plan or any other documents related to the Plan translated into a language other than

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English, and if the meaning of the translated version is different than the English version, the English version will control.

27.Appendix. Notwithstanding any provision of the Agreement to the contrary, this Restricted Stock Unit grant and the Shares acquired under the Plan shall be subject to any and all special terms and provisions as set forth in the Appendix, if any, for the Participant’s country of residence (and country of employment, if different).

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APPENDIX

In addition to the terms and conditions of the Constellation Brands, Inc. Long-Term Stock Incentive Plan, as Amended and Restated as of July 18, 2017 (the “Plan”) and the Restricted Stock Unit Agreement (the “Agreement”), the Participant’s grant of Restricted Stock Units is subject to the following additional terms and conditions as set forth in this appendix (the “Appendix”). All defined terms as contained in this Appendix shall have the same meaning as set forth in the Plan and the Agreement.

CANADA
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Resale Restriction. The Participant is permitted to sell the Shares acquired upon vesting through the designated broker appointed under the Plan, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of the stock exchange on which the shares are listed. The Shares are currently listed on the New York Stock Exchange.

Use of English Language. The parties acknowledge that it is their express wish that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. As a convenience, the award agreement and other documents have been translated into French.   If the meaning of the translated version of any document or text is different than the English version, the English version will control. Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents, notifications et procédures judiciaires conclus, donnés ou intentés en vertu de la présente convention ou se rattachant directement ou indirectement à la présente convention. Pour des raisons pratiques, la convention de subvention et d’autres documents ont été traduits en langue française. Si le sens de la version traduite de tout document ou si le texte est différent de la version anglaise, la version anglaise prévaudra.

ITALY
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Exchange Control Information. If the Participant holds investments abroad or foreign financial assets (e.g., cash, shares of stock, restricted stock units) that may generate income taxable in Italy, the Participant is required to report them on the Participant’s annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due, irrespective of their value. The same reporting duties apply to the Participant if the Participant is a beneficial owner of the investments, even if the Participant does not directly hold investments abroad or foreign assets.

Data Privacy. This provision replaces Section 24 of the Agreement:

The Participant acknowledges receipt from the Company and the Participant’s employer - as data controllers (“Controllers”) - of information regarding the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described below for the purpose of implementing, administering and managing the Participant’s participation in the Plan.

Pursuant to Section 13 of the Legislative Decree no. 196/2003, the Participant understands that the Participant’s employer, the Company and any Subsidiary may hold and process certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality,

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job title, directorships held in the Company or any Subsidiary, details of all Restricted Stock Units, or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor and will process such data for the exclusive purpose of implementing, managing and administering the Plan (“Data”) and in compliance with applicable laws and regulations.

The Participant also understands that providing the Company with Data is mandatory for compliance with local law and necessary for the performance of the Plan and that the Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan. The Controllers of personal data processing are Constellation Brands, Inc., with registered offices at 207 High Point Drive, Victor, New York, 14564, U.S.A., and Ruffino S.r.l., with registered offices at Piazzale Ruffino, 1, 50065 - Pontassieve (F1) Italy, which is also the Company’s Representative in Italy for privacy purposes pursuant to Legislative Decree no. 196/2003.

The Participant understands that Data will not be publicized, but it may be accessible by the Participant’s employer and its internal and external personnel in charge of processing of such Data and by the data processor (the “Processor”), where appointed, and by the Italian privacy representative, Mr. Mattia Tognali, Piazzale Ruffino, 1, 50065 - Pontassieve (F1) Italy. An updated list of Processors and other transferees of Data is available upon request from the Participant’s employer.

Furthermore, Data may be transferred to E*Trade Financial Corporate Services, Inc. (the Company’s designated brokerage firm) and its affiliates (and any banks, other financial institutions, or other brokers) involved in the management and administration of the Plan. The Participant understands that Data may also be transferred to the independent registered public accounting firm engaged by the Company. The Participant further understands that the Company and/or any Subsidiary will transfer Data among themselves as necessary for the purpose of implementing, administering and managing the Participant’s participation in the Plan, and that the Company and/or any Subsidiary may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom the Participant may elect to deposit any Shares acquired pursuant to the Award. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing the Participant’s participation in the Plan. The Participant understands that these recipients may be acting as Controllers, Processors or persons in charge of processing, as the case may be, in accordance with local law and may be located in or outside the European Economic Area in countries such as in the United States that might not provide the same level of protection as intended under Italian data privacy laws. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan. In any event, Data will be stored only for the time needed to fulfill the purposes mentioned above.

The Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan, which represents the legal basis for the processing. The Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Participant has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing. The Participant also understands that he or she has the right to data portability and to lodge a complaint with the Italian supervisory authority. The Participant should contact the Participant’s employer in this regard.

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Furthermore, the Participant is aware that Data will not be used for direct marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the Participant’s human resources department.

Plan Document Acknowledgment. By accepting the Restricted Stock Units, you acknowledge that (1) you have received a copy of the Plan, the Agreement and this Appendix; (2) you have reviewed those documents in their entirety and fully understand the contents thereof; and (3) you accept all provisions of the Plan, the Agreement and this Appendix. You further acknowledge that you have read and specifically and expressly approve, without limitation, the following sections of the Agreement: “Responsibility for Taxes & Withholding”; “Acknowledgements”; “Authorization to Release and Transfer Necessary Personal Information” as replaced by the above consent in this Appendix; and “Governing Law”; and “Grant.”

MEXICO
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Use of English Language. The parties acknowledge that it is their express wish that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. As a convenience, the award agreement and other documents have been translated into Spanish. If the meaning of the translated version of any document or text is different than the English version, the English version will control. Uso del idioma inglés. Las partes señalan que es su expreso deseo que el presente acuerdo, así como todos los documentos, comunicaciones y procedimientos judiciales en los que entren a ser parte, otorgados o instituidos a este respecto, o relacionados directa o indirectamente con el mismo, se redacten en inglés. Para su comodidad, el acuerdo de adjudicación y otros documentos han sido traducidos al español. Si el significado de la versión traducida de cualquier documento o texto no fuera el mismo que el de la versión inglesa, prevalecerá el significado de la versión inglesa.

NEW ZEALAND
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Securities Law Notice.
WARNING

This is an offer of Restricted Stock Units which, upon vesting and settlement in accordance with its terms, will be converted into Shares. Shares give you a stake in the ownership of Constellation Brands. You may receive a return if dividends are paid.

If Constellation Brands runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of preference shares have been paid. You may lose some or all of your investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors make informed decisions.

The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.

Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.

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The Shares are quoted on the New York Stock Exchange. This means that if you acquire Shares under the Plan, you may be able to sell them on the New York Stock Exchange if there are interested buyers. The price will depend on the demand for the Shares.

You are entitled to receive, free of charge, a copy of Constellation Brands’ latest annual report, financial statements and auditor’s report if you make a request to Kathy Oliver at Constellation Brands New Zealand’s headquarters, 6/46 Maki Street, Westgate, Auckland 0814. The annual report and financial statements may be obtained from Constellation Brands’ website at www.cbrands.com.

SWITZERLAND
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Securities Law Information. The Restricted Stock Units are not intended to be publicly offered in or from Switzerland. Neither this document nor any other materials relating to the Plan (i) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations (ii) may be publicly distributed nor otherwise made publicly available in Switzerland or (iii) have been or will be filed with, approved or supervised by any Swiss regulatory authority, including the Swiss Financial Market Authority (FINMA).

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